UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2007, the Federal Home Loan Bank of Pittsburgh ("FHLBank Pittsburgh") and the Federal Home Loan Bank of Chicago ("FHLBank Chicago") entered into a new Mortgage Partnership Finance ("MPF®") Services Agreement ("New Agreement") under which the FHLBank Chicago will continue to provide servicing, custodial and other services to the FHLBank Pittsburgh to support mortgages purchased by the FHLBank Pittsburgh from its members under the MPF Program. The New Agreement replaces the contract between the FHLBank Pittsburgh and FHLBank Chicago dated April 30, 2006. The term of the New Agreement commenced on September 1, 2007 and continues in force until terminated by either party upon one hundred eighty (180) days’ written notice. Under the New Agreement, the FHLBank Pittsburgh shall pay to the FHLBank Chicago Transaction Services Fees ("TSF") based upon five basis points of the aggregate balance with respect to FHLBank Pittsburgh’s retained interest in certain loans FHLBank Pittsburgh purchased from its members through the MPF Program on or after May 1, 2006. The TSF is subject to annual increases of no more than one half basis point per year commencing in 2009. The total annual TSF is subject to a minimum of: a) $250,000 for 2008; b) $375,000 for 2009; and c) $500,000 in 2010; however, after 2010 the increase in such minimum in no event may exceed the increase in the consumer price index. The New Agreement also provides for certain post-termination fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

September 7, 2007	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: General Counsel and Corporate Secretary